File No. 333-

As filed with the Securities and Exchange Commission on March 14, 2016.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAUL CENTERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1833074
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

THE SAUL CENTERS, INC.

2004 STOCK PLAN, AS AMENDED

(Full Title of the Plan)

Scott Schneider

Senior Vice President, Chief Financial Officer,

Treasurer and Secretary

7501 Wisconsin Avenue

Bethesda, Maryland 20814

(Name and Address of Agent for Service)

(301) 986-6000

(Telephone Number, Including Area Code, of Agent for Service)

with a copy to:

Jeffrey B. Grill, Esq.

Justin J. Bintrim, Esq.

Pillsbury Winthrop Shaw Pittman LLP

1200 Seventeenth Street NW

Washington, DC 20036

(202) 663-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,000,000 shares	$60.72	$60,720,000	$7,037.45

(1)	Pursuant to Rule 416(c) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under The Saul Centers, Inc. 2004 Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low sales price on March 10, 2017, as reported by the New York Stock Exchange.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Incorporation by Reference of Previous Registration Statement

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register an additional 1,000,000 shares of the Registrant’s Common Stock under the Registrant’s 2004 Stock Plan, as amended. Pursuant to General Instruction E, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-115262) filed on May 7, 2004 are hereby incorporated by reference into this Registration Statement, except as revised herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which are on file with the Commission, are incorporated herein by this reference and made a part hereof:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2016, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(b)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-11 (File No. 33-4562) filed pursuant to the Securities Act of 1933, as amended, as incorporated by reference in the Registrant’s Registration Statement on Form 8-A filed pursuant to the Exchange Act, including any amendments or reports filed to update the description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration:

Exhibit Number	Description of Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Registrant, regarding the validity of the securities being registered hereunder (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

99.1	The Saul Centers, Inc. 2004 Stock Plan, as filed as Annex A to the Proxy Statement of the Company for its 2004 Annual Meeting of Stockholders filed with the Commission on April 5, 2004, is hereby incorporated by reference.

99.2	Amendment to The Saul Centers, Inc. 2004 Stock Plan, as filed as Annex A to the Proxy Statement of the Company for its 2008 Annual Meeting of Stockholders filed with the Commission on March 21, 2008, is hereby incorporated by reference.

99.3	Amendment to The Saul Centers, Inc. 2004 Stock Plan, as filed as Annex B to the Proxy Statement of the Company for its 2013 Annual Meeting of Stockholders filed with the Commission on March 27, 2013, is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 14th day of March, 2017.

SAUL CENTERS, INC., a Maryland corporation (Registrant)

By:	/s/ B. Francis Saul II
B. Francis Saul II
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Scott V. Schneider and Christine Nicolaides Kearns, and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all said attorney-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

[Signature Page Follows]

Signature	Title	Date

/s/ B. Francis Saul II B. Francis Saul II	Chairman of the Board and Chief Executive Officer (principal executive officer)	March 14, 2017

/s/ J. Page Lansdale J. Page Lansdale	President, Chief Operating Officer and Director	March 14, 2017

/s/ Philip D. Caraci Philip D. Caraci	Vice Chairman of the Board	March 14, 2017

/s/ Scott V. Schneider Scott V. Schneider	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (principal financial officer)	March 14, 2017

/s/ Joel A. Friedman Joel A. Friedman	Senior Vice President and Chief Accounting Officer (principal accounting officer)	March 14, 2017

/s/ George P. Clancy George P. Clancy	Director	March 14, 2017

/s/ John E. Chapoton John E. Chapoton	Director	March 14, 2017

/s/ Gilbert M. Grosvenor Gilbert M. Grosvenor	Director	March 14, 2017

/s/ Philip C. Jackson, Jr. Philip C. Jackson, Jr.	Director	March 14, 2017

/s/ Patrick F. Noonan Patrick F. Noonan	Director	March 14, 2017

/s/ H. Gregory Platts H. Gregory Platts	Director	March 14, 2017

/s/ Andrew M. Saul II Andrew M. Saul II	Director	March 14, 2017

/s/ Mark Sullivan III Mark Sullivan III	Director	March 14, 2017

/s/ James W. Symington James W. Symington	Director	March 14, 2017

/s/ John R. Whitmore John R. Whitmore	Director	March 14, 2017

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP, counsel to the Registrant, regarding the validity of the securities being registered hereunder (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1	Power of Attorney (included on signature page)

99.1	The Saul Centers, Inc. 2004 Stock Plan, as filed as Annex A to the Proxy Statement of the Company for its 2004 Annual Meeting of Stockholders filed with the Commission on April 5, 2004, is hereby incorporated by reference.

99.2	Amendment to The Saul Centers, Inc. 2004 Stock Plan, as filed as Annex A to the Proxy Statement of the Company for its 2008 Annual Meeting of Stockholders filed with the Commission on March 21, 2008, is hereby incorporated by reference.

99.3	Amendment to The Saul Centers, Inc. 2004 Stock Plan, as filed as Annex B to the Proxy Statement of the Company for its 2013 Annual Meeting of Stockholders filed with the Commission on March 27, 2013, is hereby incorporated by reference.